Exhibit 32.2 - Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Donald L. Sytsma, Chief Financial Officer, Treasurer and Secretary of Gulf Western Petroleum Corporation hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-QSB of Gulf Western Petroleum Corporation for the period ended February 28, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Georgia Exploration, Inc.

Dated: April 24, 2007
/ s / Donald L. Sytsma

Donald L. Sytsma
Chief Financial Officer, Treasurer and Secretary
(principal financial and accounting officer)